Ally Financial Inc. (UST# AIF0008), formerly GMAC Inc.,
Section 30.15 Certifications for 2011

In compliance with the Interim Final Rule, TARP Standards for Compensation and Corporate
Governance, 31 CFR Part 30, Section 30.15:

(i) The Compensation, Nominating and Governance Committee of the Board of Directors of Ally Financial Inc. (Committee) has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Ally Financial Inc.;

(ii) The Committee has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Ally Financial Inc. and has identified any features of the employee compensation plans that pose risks to Ally Financial Inc. and has limited those features to ensure that Ally Financial Inc. is not unnecessarily exposed to risks;

(iii) The Committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Ally Financial Inc. to enhance the compensation of an employee, and has limited any such features;

(iv) The Committee will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The Committee will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in
(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Ally Financial Inc.;
(B) Employee compensation plans that unnecessarily expose Ally Financial Inc. to risks; and
(C) Employee compensation plans that could encourage the manipulation of reported earnings of Ally Financial Inc. to enhance the compensation of an employee;

(vi) Ally Financial Inc. has required that bonus payments to SEOs or any of the next twenty most highly compensated employees (bonus payments), as defined in the regulations and guidance established under section 111 of the Emergency Economic Stabilization Act of 2008 (EESA), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Ally Financial Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Ally Financial Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established there- under during any part of the most recently completed fiscal year that was a TARP period and has received or is in the process of receiving approvals from the Office of the Special Master for TARP Executive Compensation for compensation and payments and structures as required under the regulations and guidance established under section 111 of EESA, and has not made any payment inconsistent with those approved payments and structures;

(ix) Ally Financial Inc., its direct and indirect subsidiaries and their employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the Board of Directors of Ally Financial Inc., a committee of the Board of Directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) The requirement of permitting a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period is not applicable to Ally Financial Inc;

(xi) Ally Financial Inc. will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Ally Financial Inc. will disclose whether Ally Financial Inc., the Board of Directors of Ally Financial Inc., or the Committee has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Ally Financial Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Ally Financial Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Ally Financial Inc. and Treasury, including any amendments; and

(xv) Ally Financial Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified.

Based on his knowledge, each of the undersigned certifies the foregoing statements, understanding that a knowing and willful false or fraudulent statement made in connection with this certification may be punishable by fine, imprisonment, or both (see, for example, 18 USC 1001),

_/s/ Michael A. Carpenter_______________

Michael A. Carpenter
Chief Executive Officer
Ally Financial Inc.
[Principal Executive Officer]
Date: January 26, 2012

__/s/ Jeffrey J. Brown____________________

Jeffrey J. Brown
Senior Executive Vice President of Finance and Corporate Planning
Ally Financial Inc.
[Principal Financial Officer]
Date: January 26, 2012